SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 14, 2007

MINISTRY PARTNERS INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 West Imperial Highway, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2007, Ministry Partners Investment Corporation  (the “Company”) appointed  R. Michael Lee and Randolph P. Shepard to serve as directors on the Company’s Board of Directors.  Mr. Lee and Mr. Shepard each accepted the appointment on December 14, 2007.

Mr. Lee serves as Chief Membership Officer of Members United Corporate Federal Credit Union, a Warrenville, Illinois credit union that provides services and products to over 2,100 credit unions throughout the United States.  Mr. Lee has over 25 years of senior management experience in the credit union and financial services business. There are no relationships or related transactions between Mr. Lee and the Company that would be required to be reported under Section 404(a) of Regulation S-K.

Mr. Shepard currently serves as Senior Vice President/Investments and Subsidiaries of Western Federal Credit Union, a Manhattan  Beach, California member-owned financial cooperative that is one of the largest credit unions in the United States.  In 2003, Western Federal Credit Union merged with TRW Systems Federal Credit Union.  Mr. Shepard has over 25 years of senior management experience in the credit union industry and served as Vice President and Chief Financial Officer of Western Federal Credit Union prior to its merger with TRW Systems Federal Credit Union. There are no relationships or related transactions between Mr. Shepard and the Company that would be required to be reported under Section 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 19, 2007                                                  MINISTRY PARTNERS INVESTMENT CORPORATION

/s/ Billy M. Dodson
Billy M. Dodson
President